EXHIBIT 8.2

BOUGHTON

File Number 77266.1 Direct Line 604.647.4141 Email pwong@boughton.ca

December 14, 2005
QI Systems Inc.
704 Saddlebrook Drive
Colleyville, Texas 76034

Dear Sirs and Mesdames:

Re: Form S-4 Registration Statement Under The Securities Act of 1933

We have acted as Canadian tax counsel for QI Systems Inc. (“QI Systems”) in connection with the domestication of QI Systems from British Columbia into the State of Delaware (the “Domestication”). The Domestication will occur pursuant to a resolution of the Board of Directors of QI Systems, a resolution to be approved by the shareholders of QI Systems at an extraordinary general meeting to be held in 2006, the Certificate of Domestication and Certificate of Incorporation to be filed with the Secretary of the State of Delaware, and the Delaware bylaws of QI Systems (the “Domestication Documents”).

You have requested our opinion regarding the summary of Canadian federal income tax matters addressed in the discussion entitled “Tax Considerations” in the Registration Statement on Form S-4 filed by QI Systems with the Securities and Exchange Commission (which contains a prospectus and proxy statement of QI Systems) (the “Registration Statement”). In delivering this opinion, we have not participated in the preparation of but have reviewed and relied upon the facts, statements, descriptions and representations set forth in the Registration Statement.

Based on our review of the Registration Statement and subject to the assumptions, exceptions, limitations and qualifications set forth therein, we are of the opinion that for Canadian federal income tax purposes, the discussion entitled “Tax Considerations” in the Registration Statement insofar as it relates to statements of Canadian law or Canadian legal conclusions is correct in all material respects.

This opinion represents and is based upon our best judgment as of the date hereof regarding the application of the Income Tax Act (Canada), the present income tax convention between Canada and the United States of America, existing reported decisions of Canadian courts, and published administrative policies or rulings of the Canada Revenue Agency (“CRA”). Our opinion is not binding upon the CRA or the courts, and there is no assurance that the CRA will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Moreover, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws of Canada occurring after the date hereof.

This opinion only addresses matters under Canadian federal income tax laws and does not address any Canadian provincial tax matters. It does not address the tax considerations applicable to Canadian shareholders of QI Systems who, either on their own or in combination with related parties, own ten percent or more of the voting power or value of QI Systems.

No opinion is expressed as to any transaction other than the Domestication as described in the Registration Statement or to any transaction whatsoever, including the Domestication, if all the transactions described in the Registration Statement are not consummated in accordance with such description. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion has been delivered to you for the sole purpose of filing of this opinion as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours truly,

BOUGHTON LAW CORPORATION by Peter A.Wong